EXHIBIT 10.2

                               PROMISSORY NOTE

                                                                Nagoya, Japan
Y 142,658,061 (Japanese Yen)                    Effective Date: June 30, 2000


      FOR VALUE RECEIVED, the undersigned, KATUMORI HAYASHI, (hereinafter "Maker") promises to pay to the order of GREEN MEDICAL COMPANY, LTD., a Japanese corporation, at 27 Hyakunin-cho, Higashi-ku, Nagoya, Aichi Prefecture, Japan (hereinafter "Payee"), the principal sum of One Hundred Forty Two Million Six Hundred Fifty Eight Thousand Sixty One Yen (142,658,061
Yen) in lawful money of Japan, together with interest thereon at the rate of two and one-half percent (2.50%) per annum until paid in full.

      Payment of principal together with all accrued interest shall be due upon demand by the holder hereof, and not later than October 31, 2000.

      The Maker of this Promissory Note shall have the privilege, without penalty or premium, of paying in advance the entire principal or any portion thereof.

      In the event that any portion of principal or interest is not paid when due, it shall thereafter bear interest at the rate of three percent (3.0%) per annum, both before and after judgment, until paid in full. In the event of default on any payment herein provided for, then without notice, presentment or demand, the principal sum hereof together with any accrued interest thereon shall, at the option of the holder of this Promissory Note, become due and payable immediately. Failure to delay in exercising its option shall not constitute a waiver of any such breach or default nor waiver of the holder's right to exercise said option upon any subsequent breach or default.

      The undersigned hereby expressly waives all statutes of limitation affecting the enforceability of this Promissory Note, and agree to pay all reasonable attorneys fees and costs incurred in collection of payments due, or in the enforcement of any right or remedy hereunder. The Makers, assumers, endorsers, sureties, and guarantors of this Promissory Note consent to all renewals, indulgences, extensions, and all releases of security granted or permitted by the owner or holder without notice.

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      Payment of this promissory note is unsecured.

                                                     MAKER:


                                                     /s/ Katumori Hayashi
                                                         Katumori Hayashi

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      EXHIBIT 21.2

      LIST OF SUBSIDIARIES OF FOUNTAIN COLONY

      The only subsidiary of Fountain Colony Ventures, Inc. as of June 30, 2000 is Green Medical Company, Ltd., a Japanese corporation.